Iris Energy Pty Ltd ACN 629 842 799 Date: 28 July 2021 NED Option Plan Exhibit 10.20

The rules of this NED Option Plan are set out in this document. An offer of Options is made to an Eligible Person in an Application Deed provided by the Company. This document should be read with that Eligible Person’s Application Deed. In this document: • Section 1 sets out how this NED Option Plan is administered. Essentially the Board administers the NED Option Plan, and is responsible for the terms of each Application Deed. • Section 2 deals with the mechanics of vesting. An Option must vest before an Optionholder can exercise the Option (exercise of Options is addressed in Section 5). • Rule 2(e) provides that Options must be exercised during the Exercise Period. • Section 3 addresses what happens if an Eligible Person ceases to be a director of the Company. • Section 4 addresses the restrictions that can be placed on the Disposal of Options. • Sections 6, 7 and 8 relate to a sale of the Company or a Listing. The remainder of the document contains procedural provisions in relation to the NED Option Plan. Definitions are set out at the end of the document. NED Option Plan Rules

Administration of NED Option Plan and delegation a) The NED Option Plan is to be administered by the Board. b) The Board may delegate some or all of its powers in administering this NED Option Plan to a sub-committee of the Board. c) Subject to these Rules, the Board or any sub-committee appointed to administer this NED Option Plan shall have the power, in its sole discretion: 1. to select the persons to participate in the NED Option Plan (these are referred to as Eligible Persons) 2. to determine the terms and conditions set out in any Application Deed, including but not limited to: A. the number of Options the subject of the Application Deed B. the purchase price for those Options C. any trustee or nominee holding arrangements required to be entered into in connection with those Options D. the vesting and Disposal restrictions applying to those Options, and E. the manner in which the Application Deed may be returned to the Company and accepted. 3. to amend any offer related to any Option before Options are issued 4. to determine appropriate procedures, regulations and guidelines for the administration of the NED Option Plan, and 5. to take advice in relation to the exercise of any of its powers or discretions under these Rules. Calculations and adjustments (d) Any calculations or adjustments which are required to be made by the Board or any sub-committee of the Board, in connection with this NED Option Plan will, in the absence of manifest error, be final and conclusive and binding on all Eligible Persons and Optionholders. Absolute discretion (e) Where these Rules provide for a determination, decision, declaration or approval of the Board or any sub-committee of the Board, such determination, decision, declaration or approval may be made or given by the body in its absolute discretion. 1. Administration

Powers to be exercised by the Board (f) Any power or discretion which is conferred on the Board by these Rules may be exercised by the Board in the interests, or for the benefit, of the Company and the Board is not under any fiduciary or other obligation to any other person. Issue of Options and what vesting conditions may be set a) Subject to the conditions of the Application Deed, if an Eligible Person returns a duly completed Application Deed, the Company must (subject to obtaining the waiver or approval of shareholders of the Company in accordance with the Constitution, Shareholders’ Agreement and the Corporations Act (if required)): (1) issue the number of Options which corresponds with the number of Options the Eligible Person is entitled to apply for, free from any Security Interest; (2) issue to the Optionholder an option certificate for those Options and enter the Optionholder into the Company’s option register; and (3) lodge with the Australian Securities & Investments Commission (or equivalent regulatory body) the relevant forms to reflect the issue of the relevant number of Options (if applicable). b) An Application Deed may specify any: (1) vesting conditions, or (2) other vesting events which must be satisfied before an Option vests. c) The Board may, in its discretion, determine or vary any: (1) vesting conditions, or (2) other vesting events in respect of any Option. 2. Issue and Vesting of Options

Options only vest if vesting conditions/events satisfied d) An Option will only vest on the occurrence or satisfaction of the condition or other vesting events specified in respect of that Option as provided under the Application Deed. How to exercise an Option e) An Optionholder may exercise an Outstanding Option during the Exercise Period, by: (1) giving to the Company a signed Exercise Notice, and (2) paying the Exercise Price multiplied by the number of Options being exercised. f) An Optionholder cannot exercise an Option that is not an Outstanding Option. When a person becomes a Leaver and what the Board can do a) For the purposes of this rule 3, an Optionholder is a “Leaver” if: (1) the Eligible Person ceases to be a director of the Company; or (2) where the Eligible Person’s appointment pursuant to the Director Appointment Agreement has not commenced by the Start Date (as defined in the Director Appointment Agreement) and the Eligible Person and the Company have not reached agreement (evidenced in writing) on a new commencement date. b) Where an Optionholder becomes a Leaver (Trigger Event), the Board may, in its absolute discretion, exercise the rights below in relation to the Options. c) If a Trigger Event occurs in relation to an Optionholder, the Board may in its absolute discretion, and without any time restraint: (1) serve a notice in writing on the Leaver (Lapse Notice), advising the Leaver that all or some of his or her Unvested Options have lapsed on the date specified in the Lapse Notice; (2) serve a notice in writing on the Leaver (Transfer Notice), requiring the Leaver transfer some or all of their Unvested Options (Unvested Transfer Options), and the Eligible Person must procure that the Optionholder immediately offers all of its Unvested Transfer Options for sale to any person nominated by the Board, including: A. other existing or new shareholders in the Company; B. to any other Eligible Person or their nominee; C. the Company or a nominee of the Company; 3. Treatment of Options for Leavers

D. to an entity approved by the Board for the purpose of holding the Unvested Transfer Options temporarily with the purpose of transferring such Unvested Transfer Options to Eligible Persons or their nominees in the future; E. to any other entity approved by the Board; or F. any combination of the above, as the Board determines in its absolute discretion. (such person (or persons) for the purposes of this rule 3 refers to the transferee on the terms of sale set out in this rule 3. (3) serve a notice in writing on the Leaver (Leaver Exercise Notice), requiring the Optionholder to exercise all of their Vested Options (Vested Transfer Options) within two (2) months of such notice. The Leaver must, as applicable, transfer the Unvested Transfer Options in accordance with the Transfer Notice and/or exercise the Vested Transfer Options in accordance with the Leaver Exercise Notice and is deemed to appoint the directors of the Company as its attorney for these purposes. For the avoidance of doubt, the provisions of the power of attorney contained in an Application Deed signed by the Eligible Person and the Optionholder (as applicable), apply for the purposes of this rule; or (4) allow the Leaver to retain some or all of his or her Options or any combination of the above, as the Board determines in its absolute discretion. d) The price for the Unvested Transfer Options pursuant to rule 3(c)(2) will be for nil consideration. e) Completion of the sale of the Unvested Transfer Options must occur on the date determined by the Board in its absolute discretion and notified to the Leaver with at least 20 business days’ notice. What restrictions can be placed on a sale of Options? a) In addition to the restrictions set out in this NED Option Plan, an Application Deed may specify restrictions on the Disposal of any Option. b) Notwithstanding anything else in this NED Option Plan or an Application Deed, a legal or beneficial interest in an Option may not be Disposed of without the prior written consent of the Board. 4. Disposal

No Disposal before Exit Event c) Unless otherwise consented to by the Board in writing and notwithstanding any other provision in this NED Option Plan or an Application Deed, a legal or a beneficial interest in an Option may not be Disposed of until after: (1) where a Listing occurs, the earlier of: A. the date that is one hundred and eighty (180) days following the Listing; and B. the expiration of any underwriter imposed lock-up in connection with the Listing; and (2) in the case of any other Exit Event, the occurrence of that Exit Event. Overriding restriction on Disposal in first 3 years d) Unless an Optionholder disposes of an Option or an Option Share under an arrangement which meets the requirements in section 83A-130 of the Tax Act, a legal or a beneficial interest in an Option or an Option Share may not be Disposed of until the earlier of: 1) 3 years after the issue of the Option or such earlier time as the Commissioner of Taxation allows in accordance with section 83A-45(5) of the Tax Act; and 2) where the Optionholder becomes a Leaver (as defined in rule 3(a)). Rights attaching to Option Shares issued to Optionholders on exercise of Outstanding Options a) Subject to rule 5(c), if an Optionholder exercises Outstanding Options, the Company must: (1) issue the number of Ordinary Shares which corresponds with the number of Outstanding Options exercised, free from any Security Interest; (2) issue to the Optionholder or a trustee or nominee to hold on bare trust for that Optionholder (if determined by the Board or nominated by the Optionholder) a share certificate for those Ordinary Shares and enter the Optionholder into the Company’s share register; and (3) lodge with the Australian Securities & Investments Commission (or equivalent regulatory body) the relevant forms to reflect the issue of the relevant number of Option Shares (if applicable). b) All Option Shares issued on exercise of Options in accordance with this rule 5 will: 5. Issue of Ordinary Shares in respect of the exercise of Outstanding Options

(1) be issued as fully paid; (2) be free of any Security Interests; and (3) rank equally in all respects with the other Ordinary Shares on issue in the Company as at the date of issue and be subject to the terms of the Constitution and Shareholders’ Agreement (if any). Shareholders’ Agreement c) Despite anything else in this NED Option Plan, where there is a Shareholders’ Agreement in place, unless the Board otherwise determines, no Optionholder may receive any Option Shares upon the exercise of Outstanding Options, unless: (1) the Optionholder first executes and delivers to the Company a document (in the form prescribed by the Board) pursuant to which the Optionholder accedes to, and becomes bound by, the terms of the Shareholders’ Agreement; or (2) the Optionholder is already a party to the Shareholders' Agreement. d) The Eligible Person and Optionholder acknowledge and agree that the Constitution, Shareholders’ Agreement, Director Appointment Agreement and Application Deed apply to Option Shares (with appropriate modifications such that reference to Shares will be taken to include references to Option Shares and references to Shareholders will be taken to include references to holders of Option Shares). What happens if there is a listing or sale of the Company or its business? (a) On or prior to an Exit Event, the Board may, in its absolute discretion: (1) where there is a Reconstruction as part of the Exit Event: (A) provide for the grant of new options in substitution of some or all of the Options on a like for like basis, by the New Holding Entity or any Related Body Corporate of the New Holding Entity; (B) arrange for some or all of the Options to be acquired by the New Holding Entity or any Related Body Corporate of the New Holding Entity in exchange for their Fair Market Value on the date of completion of the Reconstruction; (2) buy back or cancel some or all of the Options (whether vested or not) in exchange for their Fair Market Value; or (3) take the following steps: (A) notify an Optionholder of the number of Options that will vest as a result of the Exit Event occurring; 6. Procedure on Exit Event

(B) make appropriate arrangements to ensure that such Options and all other Outstanding Options are able to be exercised on or prior to the Exit Date; and (C) use reasonable endeavours to ensure that the Option Shares issued at or about the time of an Exit Event are accorded the same rights and receive the same benefits in relation to the Exit Event as pre-existing Ordinary Shares, or take any combination of the above steps. Company may require Options to be exercised or lapse if an Exit Event is to occur (b) If: (1) the Company expects an Exit Event to occur; or (2) an Exit Event not anticipated by the Company does occur, then the Company may, by notice to all Optionholders, require that all Outstanding Options (including those Options vesting under rule 6(a)(3)) either be exercised: (3) on or before the Exit Date pertaining to the relevant Exit Event; or (4) in the case of an unanticipated Exit Event, a date after the Exit Date for that event, or if they are not exercised to lapse on a date specified by the Board. The provisions of any Shareholders' Agreement in force from time to time will govern the rights and obligations of the Optionholder with respect to Options Shares in relation to an Exit Event. Each Eligible Person and Optionholder agrees and represents that: (a) in the event that a Listing is proposed by the Board, it will do all things and provide all assistance as is reasonably required by the Company in connection with the actual or proposed Listing, including, if required by the Company, entering into an underwriting, escrow or offer management agreement or similar agreement on market terms; and (b) if, as part of the Listing, the Eligible Person’s or Optionholder’s Shares or the shares such person holds in the IPO Entity (as applicable) (together, the Listing Shares) are subject to the Listing Rules (including, without limitation, if the Eligible Person’s or Optionholder’s Listing Shares are “restricted securities” for the purpose of the Listing Rules), each Eligible Person or Optionholder will hold and deal with its Listing Shares in accordance with the Listing Rules. (a) Subject to this rule 8, the NED Option Plan continues to apply in full force and effect despite any Reorganisation Event. 7. Listings 8. Reorganisation Event

(b) If any Reorganisation Event occurs before all Options capable of vesting in favour of the Optionholder have vested in favour of that Optionholder, the Company will procure that the terms of the NED Option Plan are varied in such a way as determined by the Board in its absolute discretion, which neither disadvantages nor advantages that Optionholder nor adversely effects the rights of the other holders of Shares, to account for the effect of the Reorganisation Event. (c) Each Optionholder and Eligible Person agrees to any such variations to the NED Option Plan. NED Option Plan does not impact on directorship (a) This NED Option Plan does not form any part of any contract of appointment of directorship between a Company Group Member and an Eligible Person. (b) Nothing in this NED Option Plan: (1) confers on an Eligible Person any right to continue as a director of a Company Group Member; (2) affects the rights which a Company Group Member or any other person may have to remove an Eligible Person from office; or (3) may be used to increase any compensation or damages in any action brought against a Company Group Member or any other person in connection with the removal from office of an Eligible Person. Option does not give the right to new issues of Options, to vote as a Shareholder (c) An offer under this NED Option Plan will be in respect of a single grant of Options and does not entitle an Eligible Person to participate in any subsequent grants. (d) Subject to the Constitution, the Corporations Act and the Shareholders’ Agreement, an Option confers on an Eligible Person or an Optionholder: (1) voting rights in respect of Option Shares; (2) the right to participate in new issues of Shares or other equity securities of the Company; (3) the right to attend or vote at any general meeting or other meeting of holders of any Shares or other equity securities of the Company; (4) the right to receive any dividends or other distributions or to receive or otherwise participate in any returns of capital from the Company; or (5) the right to participate in a liquidation or winding up of the Company, as if the Options were exercised and Option Shares issued to the Optionholder. 9. No effect

(a) The Company is not responsible for any duties or taxes which may become payable by the Optionholder or their Eligible Person in connection with the issue of Options or any other dealing with the Options or in relation to the Option Shares. (b) Subject to rule 1, the NED Option Plan and these Rules may be amended from time to time by resolution of the Board subject to the requirements from time to time of the Corporations Act. Any such amendment however, must not adversely affect the rights of Eligible Persons or Optionholders in respect of Options granted prior to such amendment without the consent of those Eligible Persons and Optionholders (as applicable), unless such amendment is required by, or necessitated by, law. (c) Each Eligible Person and Optionholder agrees that it will complete and return to the Company such other documents as may be required by law to be completed by the Eligible Person or Optionholder from time to time in respect of the transactions contemplated by the NED Option Plan, or such other documents which the Company reasonably considers should, for legal, taxation or administrative reasons, be completed by the Eligible Person or Optionholder in respect of the transactions contemplated by the NED Option Plan. (d) The Company may, in its sole discretion: (1) make offers under this NED Option Plan to Eligible Persons who reside outside of Australia; and (2) make regulations for the operation of this NED Option Plan which are not inconsistent with these Rules to apply to Eligible Persons who reside outside of Australia. (e) Any notice regarding the Options will be sent to the registered address of the referable Optionholder as recorded in the register of Optionholders maintained by the Company. (f) This NED Option Plan is governed by and shall be construed in accordance with the laws of the state where the Company is incorporated. Definitions The meanings of the terms used in these Rules are set out below. Term Meaning Application Deed The application deed under which an Eligible Person offered participation in the NED Option Plan by or on behalf of the Board makes application (either in their own capacity or through the Optionholder) to apply for the Options on the terms offered. 10. General 11. Definitions and interpretation

Term Meaning Where an Eligible Person is offered participation in the NED Option Plan with respect to more than one issue of Options, each discrete issue of Options shall be documented under a separate Application Deed on the terms specific to that particular issue. Under such circumstances, a reference to “Application Deed” shall refer to each individual Application Deed on a several basis. Board the board of directors of the Company. Business Sale a sale to a third party purchaser of all (or substantially all) of the assets and business undertaking of the Company Group (including by way of a sale of shares of the Company’s directly or indirectly owned Subsidiaries) provided that no sale or transfer undertaken to effect a corporate reorganisation of any of the Company Group will constitute a Business Sale. Commissioner of Taxation the office of Commissioner of Taxation created by section 4 of the Taxation Administration Act 1953 (Cth). Company Iris Energy Pty Ltd ACN 629 842 799. Company Group the Company and each Subsidiary (if any) from time to time. Company Group Member any member of the Company Group. Constitution the constitution of the Company from time to time. Corporations Act the Corporations Act 2001 (Cth). Director Appointment Agreement the director appointment agreement between the Company and the Eligible Person. Dispose in relation to a Share or Option: 1 sell, assign, buy-back, redeem, transfer, convey, grant an option over, grant or allow a Security Interest over;

Term Meaning 2 enter into any swap arrangement, any derivative arrangements or other similar arrangement; 3 any attachment or assignment for the benefit of creditors against any company or appointment of a custodian, liquidator or receiver of any of its properties, business or undertaking, but shall not include transfer by way of testamentary or intestate succession; or 4 otherwise directly or indirectly dispose of a legal, beneficial or economic interest in the Share or Option, (and Disposal has a corresponding meaning). Eligible Person any contractor or director (or prospective contractor or director) of one or more Company Group Members selected by the Board to participate in the NED Option Plan. Exercise Notice a notice substantially in the form of Schedule 1. Exercise Period in relation to an Option, the period commencing on the date the Option becomes a Vested Option and ending on the Expiry Date. Exercise Price in respect of an Option the exercise price determined by the Board and included in the Application Deed giving rise to that Option, as amended pursuant to the terms of this NED Option Plan. Exit Date each of: 1 in respect of a Listing, the date of admission of the IPO Entity to the official list of ASX Limited or any other recognised stock exchange; 2 in respect of a Share Sale, the date on which the parties complete the sale and purchase of the Shares; or 3 in respect of a Business Sale, the date of the first distribution to Shareholders arising from the Business Sale, or any such other date as nominated by the Board as the Exit Date. Exit Event each of: 1 a Listing; 2 a Business Sale; or

Term Meaning 3 a Share Sale. Expiry Date with respect to an Option, the earlier of: 1 the date on which the Option lapses under rules 3 or 6(b); and 2 the date which is 10 years from the date the Option is granted under this NED Option Plan pursuant to the Application Deed. Fair Market Value as of any date, the fair market value of an Option, as determined by the Board in good faith on such basis as it deems appropriate and applied consistently with respect to all Options. IPO Entity a member of the Company Group or a special purpose vehicle formed for the purpose of a Listing which directly or indirectly (including through one or more interposed entities) owns at least 50% per cent (based on earnings) of the business of the Company Group. Listing an initial public offering and/or direct listing of an IPO Entity to the official list of ASX Limited or any other recognised stock exchange. Listing Rules the ASX Listing Rules and any other rules of ASX Limited which apply to an entity while it is a listed entity (or the rules of any other recognised stock exchange (if applicable)), each as amended or replaced from time to time, except to the extent of any express written waiver by ASX Limited (or any other recognised stock exchange (if applicable)). NED Option Plan the non-executive director option plan constituted by these Rules, as amended from time to time. New Holding Entity an entity in which equity securities are issued in exchange for Shares as part of a Reconstruction. Option an option, issued under this NED Option Plan, to acquire a newly issued Ordinary Share, as a result of an offer and duly completed Application Deed by an Eligible Person.

Term Meaning Optionholder the Eligible Person, or the person or entity nominated by the Eligible Person (as applicable), registered in the Company’s register of Optionholders as the holder of Options from time to time in accordance with the Application Deed. Option Share an Ordinary Share issued as a result of the exercise by an Optionholder of its Options. Ordinary Shares fully paid ordinary shares in the capital of the Company with such rights and obligations as set out in the Constitution. Outstanding Option a Vested Option which has not been exercised and has not lapsed. Reconstruction the reconstruction of the Company involving holders of Shares exchanging those Shares for equity securities in a New Holding Entity such that the equity security holders of the New Holding Entity are, or after the reconstruction become, the same or substantially the same as the former holders of Shares. Related Body Corporate has the meaning given in the Corporations Act. Reorganisation Event any one or more of the following: 1 a distribution of cash or securities by way of a return of capital; 2 a share split, consolidation or other similar action in respect of the share capital of the Company; or 3 any other internal reorganisation, recapitalisation, reclassification or similar event with respect to the share capital of the Company. Rules these terms and conditions, as amended from time to time. Security Interest an interest or power: 1 reserved in or over an interest in any asset including any retention of title; or 2 created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power,

Term Meaning by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to: 3 any agreement to grant or create any of the above; and 4 a security interest within the meaning of section 12 of the Personal Property Securities Act 2009 (Cth). Share Sale the sale by Shareholders (in one transaction or a series of connected transactions) to a third party purchaser of all of the issued Shares provided that no sale or transfer undertaken to effect a corporate reorganisation of any of the Company Group will constitute a Share Sale. Shareholder a person who is the registered holder of a Share. Shareholders’ Agreement any shareholders’ agreement of the Company in force (and as amended or replaced from time to time). Shares shares in the capital of the Company with such rights and obligations as set out in the Constitution. Subsidiary has the meaning given in the Corporations Act. Tax Act the Income Tax Assessment Act 1997 (Cth). Unvested Options has the meaning given in the Application Deed. Vested Options has the meaning given in the Application Deed. Interpretation In these Rules, unless the context otherwise requires: (a) headings and guidance notes are for convenience only and do not affect the interpretation of these Rules; (b) the singular includes the plural and vice versa;

(c) the word person includes a firm, a body corporate, an unincorporated association and an authority; (d) a reference to any statute, ordinance, code or other law includes regulations and other instruments under, and consolidations, amendments, re-enactments or replacements of, any of them; (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document; (f) a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns; (g) an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally; (h) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; (i) a reference to a currency is a reference to Australian currency unless otherwise indicated; (j) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings; (k) specifying anything after the words ‘including’ or ‘for example’ or similar expressions does not limit what else is included; and (l) a reference to time is a reference to the time in the capital city of the state where the Company is incorporated.

Option Exercise Notice I, .............................................................................................. (the "Optionholder") being the registered holder of the Outstanding Options specified below, elect to exercise those Outstanding Options pursuant to rule 5 of the NED Option Plan in respect of Iris Energy Pty Ltd ACN 629 842 799 (“Company”). Outstanding Options being exercised: Total number of Outstanding Options being exercised ……………………………………………………... Exercise Price: Exercise Price per Outstanding Option ……………………………………………………………………….. Total Exercise Price ……………………………………………………………………………… I agree to be bound by the provisions of the Constitution and the Shareholders’ Agreement, upon being issued Option Shares. Signed by the Optionholder: …………………………………………………………………… Date: ……………………………………………………………………………………………… Schedule 1